FingerMotion hires Securities Litigation Attorney Mark R. Basile, Esq. and The Basile Law Firm P.C.

SINGAPORE / ACCESSWIRE / October 5, 2023 / FingerMotion, Inc.(NASDAQ: FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, is pleased to announce that it has retained attorney Mark R. Basile and his securities litigation firm, The Basile Law Firm P.C., to investigate recent activities surrounding the Company’s stock performance and to take whatever legal action necessary to prevent potential market participants utilizing unlawful means from further hurting FingerMotion shareholders, including the recently published research paper by Capybara Research.

“We are pleased to welcome Mr. Basile to our legal team,” stated Martin Shen, CEO of FingerMotion. “Mr. Basile and his firm understands how dilution funding and certain market participant activities negatively affect retail shareholders and will be leading this investigation and any appropriate actions we may pursue.”

About The Basile Law Firm P.C.

Mr. Basile, a former law professor, has battled dilution funding for the last 8 years. In 2021, his firm secured a landmark decision against a toxic lender that has set the standard to save hundreds of public companies’ tens of millions of dollars. Since that decision, his firm has vacated several federal trial court judgments and consequently many of the dilution funders have not filed suits against public companies in the last 18 months.

His firm is also pursuing several RICO actions at present against known dilution funders for the collection of unlawful debt and as a result of his actions, the Southern District of New York recently denied a toxic lender’s motion to dismiss RICO claims. The firm has also published articles and advice for companies that believe they may be victims of dilution, counterfeit shares and market manipulation by brokers, investment relation firms and short-sellers, a summary of which can be found at: https://www.thebasilelawfirm.com/blog

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

For further information e-mail: info@fingermotion.com

718-269-3366

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